Exhibit 99.2

Bristol-Myers Squibb Updates 2009 Continuing Operations Financial Guidance

(NEW YORK, December 23, 2009) — Bristol-Myers Squibb Company (NYSE:BMY) today updated its 2009 guidance for GAAP and non-GAAP earnings per share from continuing operations.

“We’re pleased to have successfully completed the split off of Mead Johnson Nutrition Company, which now focuses us completely on biopharmaceuticals,” said James M. Cornelius, chairman and chief executive officer of Bristol-Myers Squibb. “As we continue our transformation into a next-generation BioPharma leader, we are confident in our ability to execute on our strategy and in the strong performance of our BioPharma business.”

As a result of the Mead Johnson split-off, Bristol-Myers Squibb is updating its 2009 guidance to reflect two changes:

•	Mead Johnson will be reported as a discontinued operation for full year 2009.

•

For 2009 financial reporting, the earnings per share impact of the 269 million share reduction will be minimal due to the relatively short period of time that the lower weighted average number of shares will be outstanding.

In addition to the impact of the Mead Johnson split-off, the 2009 GAAP earnings per share from continuing operations guidance is revised to reflect up-front licensing payments and funding to the Bristol-Myers Squibb Foundation for a philanthropic educational program in the United States.

The only change to 2009 non-GAAP earnings per share guidance is the impact of reporting Mead Johnson as a discontinued operation.

The company expects its 2009 GAAP earnings per share from continuing operations to be $1.51 to $1.56, compared to a previous range of $1.72 to $1.77. Non-GAAP earnings per share from continuing operations are expected to be $1.75 to $1.80, compared to a previous range of $2.00 to $2.05.

Total company net earnings will include discontinued operations consisting of the results of Mead Johnson as well as an expected gain of about $7 billion resulting from the split-off.

About Bristol-Myers Squibb

Bristol-Myers Squibb is a global biopharmaceutical company committed to discovering, developing and delivering innovative medicines that help patients prevail over serious diseases. For more information, visit: www.bms.com.

Use of Non-GAAP Financial Information

This press release contains non-GAAP financial measures, including non-GAAP earnings per share from continuing operations, adjusted to exclude certain costs, expenses, gains and losses and other specified items. Among the items in GAAP measures but excluded for purposes of determining adjusted earnings and other adjusted measures are: charges related to implementation of the Productivity Transformation Initiative; gains or losses from the purchase or sale of businesses and product lines, including Medarex; discontinued operations; restructuring and other exit costs; accelerated depreciation charges; asset impairments; charges and recoveries relating to significant legal proceedings; upfront and milestone payments for in-licensing of products that have not achieved regulatory approval that are immediately expensed; in-process research and development charges prior to 2009; impairments to investments; special initiative funding to the BMS Foundation and significant tax events. This information is intended to enhance an investor’s overall understanding of the company’s past financial performance and prospects for the future. For example, non-GAAP earnings and earnings per share information is an indication of the company’s baseline performance before items that are considered by the company to be not reflective of the company’s ongoing results. In addition, this information is among the primary indicators the company uses as a basis for evaluating company performance, allocating resources, setting incentive compensation targets, and planning and forecasting of future periods. This information is not intended to be considered in isolation or as a substitute for net earnings, earnings per share from continuing operations or diluted earnings per share prepared in accordance with GAAP.

Statement on Cautionary Factors

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans and projections regarding the company’s financial position, results of operations, and business strategy. These statements may be identified by the fact that they use words such as “anticipate”, “estimates”, “should”, “expect”, “guidance”, “project”, “intend”, “plan”, “believe” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. These factors include, among other things, market factors, competitive product development and approvals, pricing controls and pressures (including changes in rules and practices of managed care groups and institutional and governmental purchasers), economic conditions such as interest rate and currency exchange rate fluctuations, judicial decisions and governmental laws and regulations related to Medicare, Medicaid and healthcare reform, pharmaceutical rebates and reimbursement, claims and concerns that may arise regarding the safety and efficacy of in-line products and product candidates, changes to wholesaler inventory levels, variability in data provided by third parties, changes in, and interpretation of, governmental regulations and legislation affecting domestic or foreign operations, including tax obligations, difficulties and delays in product development, manufacturing or sales, patent positions and the ultimate outcome of any litigation matter. These factors also include the company’s ability to execute successfully its strategic plans, including its String of Pearls strategy and Productivity Transformation Initiative, the expiration of patents or data protection on certain products, and the impact and result of governmental investigations. For further details and a discussion of these and other risks and uncertainties, see the company’s periodic reports, including the annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, filed with or furnished to the Securities and Exchange Commission. The company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts

Media: Brian Henry, 609-252-3337, brian.henry@bms.com

Investors: John Elicker, 609-252-4611, john.elicker@bms.com; Teri Loxam, 609-252-3368, teri.loxam@bms.com

BRISTOL-MYERS SQUIBB COMPANY

2009 FULL YEAR PROJECTED DILUTED EPS FROM CONTINUING OPERATIONS

EXCLUDING PROJECTED SPECIFIED ITEMS

Full-Year 2009
Projected diluted EPS from continuing operations attributable to the Company — GAAP	$1.51 to $1.56
Projected Specified Items:
Productivity Transformation Initiative	0.13
Productivity Transformation Initiative Gain on Sale of Assets	(0.11)
Upfront and milestone payments	0.14
Litigation Charges	0.04
Bristol-Myers Squibb Foundation Funding Initiative	0.04
Total	0.24
Projected Diluted EPS from continuing operations attributable to the Company — Non-GAAP	$1.75 to $1.80

ANALYSIS OF CHANGES IN UPDATED GUIDANCE

	GAAP	Non-GAAP
Prior projected diluted EPS from continuing operations attributable to the Company	$1.72 to $1.77	$2.00 to $2.05
Reporting Mead Johnson as Discontinued Operations	(0.13)	(0.25)
Upfront and milestone payments	(0.04)
Bristol-Myers Squibb Foundation Funding Initiative	(0.04)
Share reduction resulting from Mead Johnson split-off	—	—
Revised projected diluted EPS from continuing operations attributable to the Company	$1.51 to $1.56	$1.75 to $1.80

Notes:

•	Income taxes attributable to the Mead Johnson separation (.10) and other related separation costs (.02) are excluded from non-GAAP Mead Johnson discontinued operations.

•	Projected weighted average shares outstanding are 1,976 million reflecting a decrease of 6 million resulting from the split-off of Mead Johnson.